UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2006

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

825 E. Middlefield Road
Mountain View, Ca. 94043
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 5, 2006, Ditech Networks, Inc. became aware that two substantially identical complaints had been filed by the law firms of Bramson, Plutzik, Mahler and Birkhaeuser, LLP and Schiffrin & Barroway, LLP, each by an individual stockholder, purportedly as a derivative action on behalf of Ditech Networks, Inc. against certain of Ditech Networks’ officers and directors.  The complaints allege that certain of the defendants backdated certain stock option grants during the years 1999 through 2001, and as a result breached their fiduciary duties to the company and violated various provisions of the federal securities laws.  The complaints also allege that certain officers and former officers of the company were unjustly enriched as a result.  The cases were filed as case numbers 5:06-cv-05242-JF and 5:06-cv-05157-PVT, and are pending in the United States District Court for the Northern District of California.  Neither Ditech Networks, nor to its knowledge any of the other defendants, has been served with either of  the complaints.

Ditech Networks intends to take all appropriate actions to defend the suits.

It is possible that additional similar complaints may be filed in the future.  If this does occur, Ditech Networks expects that all similar complaints will eventually be consolidated into a single action.  Ditech Networks does not intend to announce the filing of any similar complaints unless they contain allegations that are substantially distinct from those made in the pending actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH COMMUNICATIONS CORPORATION

Dated: September 5, 2006	By:	/s/ Marie-France Nelson
Marie-France Nelson
Vice President, Corporate Controller